Exhibit 99.2
        Certain Information Relating to Directors and Executive Officers

 Supervisory Board and Board of Management and Executive Committee of Aventis SA

Name and Business Address                            Principal Present Occupation
-------------------------                            ----------------------------

SUPERVISORY BOARD

Marc Vienot                                          Chairman of the Supervisory Board of
(France)                                             Aventis Pharmaceuticals
Societe Generale
Tour Societe Generale
F 92972 Paris la defense Cedex

Dr. Martin Fruhauf                                   Vice-Chairman of the Supervisory Board
(Germany)                                            of Aventis
Aventis
Gebaude K 801
Industriepark Hochst
65926 Frankfurt

Jean-Marc Bruel                                      Member of the Supervisory Board of
(France)                                             Aventis
Aventis
46 quai de la Rapee
75601 Paris Cedex 12

Serge Kampf                                          Member of the Supervisory Board of
(France)                                             Aventis
CAP Gemini Sogeti
11, rue de Tilsit
75017 Paris

Prof. Dr. Drs. h. c. Hubert Markl                    Member of the Supervisory Board of
(Germany)                                            Aventis
Max-Planck-Geellschaft
Hofgartenstrasse 8
80539 Munchen

Dr. Gunter Metz                                      Member of the Supervisory Board of
(Germany)                                            Aventis
Celanese AG
Frankfurter Str. 111
61476 Kronberg

Didier Pineau-Valencienne                            Member of the Supervisory Board of
(France)                                             Aventis
Schneider Electric
64 rue de Miromesnil
75008 Paris

Seham Razzouqi                                       Member of the Supervisory Board of
(Kuwait)                                             Aventis
Kuwait Petroleum Corporation
P.O. Box 26565
Safat 13126 Kuwait


Michel Renault                                       Member of the Supervisory Board
(France)                                             of Aventis
ARJIL & Associes Banque
43 rue Vineuse
75116 Paris

Dr. Hans-Jurgen Schinzler                            Member of the Supervisory Board of
(Germany)                                            Aventis
Munchener Ruckversicherungs-
Gesellschaft
Koniginstrasse 107
80802 Munchen


BOARD OF MANAGEMENT

Jurgen Dormann                                       Chairman of the Board of Management of
(Germany)                                            Aventis
Aventis, 67917
Strasbourg, Cedex 9, France

Jean-Rene Fourtou                                    Vice-Chairman of the Board of Management
(France)                                             of Aventis
Aventis, 67917
Strasbourg, Cedex 9, France

Igor Landau                                          Member of the Board of Management of
(France)                                             Aventis
Aventis, 67917
Strasbourg, Cedex 9, France

Horst Waesche                                        Member of the Board of Management of
(Germany)                                            Aventis
Aventis, 67917
Strasbourg, Cedex 9, France


EXECUTIVE COMMITTEE

Jurgen Dormann                                       Chairman of the Board of Management of
(Germany)                                            Aventis
Aventis, 67917
Strasbourg, Cedex 9, France

Jean- Rene Fourtou                                   Vice-Chairman of the Board of Management
(France)                                             of Aventis
Aventis, 67917
Strasbourg, Cedex 9, France

Alain Godard                                         Chief Executive Officer of Aventis
(France)                                             Agriculture


Igor Landau                                          Member of the Board of Management of
(France)                                             Aventis
Aventis, 67917
Strasbourg, Cedex 9, France

Patrick Langlois                                     Group Executive Vice President - Chief
(France)                                             Financial Officer
Espace Europeen de l'Entreprise
Avenue de l'Europe
Schiltigheim
France 67300


Richard J. Markham                                   Chief Executive Officer of Aventis
(United States)                                      Pharma
Route 202-206
Bridgewater, NJ 08807

Rene Penisson                                        Group Executive Vice President - Human
(France)                                             Resources
Espace Europeen de l'Entreprise
Avenue de l'Europe
Schiltigheim
France 67300


Horst Waesche                                        Member of the Board of Management of
(Germany)                                            Aventis
Aventis, 67917
Strasbourg, Cedex 9, France
